Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

DUKE REALTY REPORTS

THIRD QUARTER 2010 RESULTS

Core Funds from Operations Ahead of Expectations

Portfolio Occupancy Improvement

Asset and Capital Strategy Executed According to Strategic Plan

2010 Core FFO Guidance Updated

(INDIANAPOLIS, October 27, 2010) – Duke Realty Corporation (NYSE: DRE), a leading industrial and office property REIT, today reported results for the third quarter 2010.

“Duke Realty had a solid quarter operationally with portfolio occupancy increasing to 88.9 percent and execution of over 8.5 million square feet of leases, which was our best leasing quarter in terms of volume since the third quarter of 2007,” said Dennis D. Oklak, chairman and chief executive officer. “We continue to make meaningful progress on our strategic plan, including the repositioning of our portfolio through acquisitions and dispositions of non-strategic assets.”

Operating Highlights

•

Core funds from operations per diluted share (“Core FFO”) was $0.30 for the quarter. Funds from Operations per diluted share (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) was $0.50 for the quarter and included $57.5 million ($0.22 per share) associated with a net gain on the acquisition of our Dugan Realty, L.L.C. (“Dugan”) joint venture partner’s 50% interest in industrial assets, and a $5.7 million ($0.02 per share) reduction from adjustments related to the repurchase of preferred stock in the open market.

Duke Realty Reports Third Quarter 2010 Results

October 27, 2010

•	Overall portfolio performance improved:

•	Overall portfolio occupancy at September 30, 2010 was 88.9 percent, up a full one percent from 87.9 percent at June 30, 2010.

•	Tenant retention rate was 78.5 percent for the quarter.

•	Over 8.5 million square feet of leases were executed during the quarter.

•	Same property net operating income for the three months ended September 30, 2010, increased 1.5 percent.

•	Asset and Capital strategy execution:

•	Acquisitions completed during the third quarter of 2010 totaled $442.0 million, including the acquisition of our joint venture partner’s 50 percent interest in Dugan for $298.2 million.

•	$53.7 million face amount of 8.375% Series O preferred stock was repurchased in the open market during the third quarter, at a 7.8 percent yield.

•	Dispositions of non-strategic assets during the quarter totaled $42.6 million.

•	2010 Core FFO guidance is being updated to $1.11 to $1.15 per share from previously announced $0.95 - $1.15 per share.

Financial Performance

•

Core FFO for the third quarter was $0.30 compared with $0.32 for the third quarter of 2009. The change is primarily attributable to an increase in the company’s weighted average share count resulting from its June 2010 common equity offering. FFO as defined by NAREIT was $0.50 for the third quarter 2010 and a loss of ($1.02) for the third quarter 2009.

Included in the $0.50 per share for 2010 is $57.5 million ($0.22 per share) associated with a net gain on the acquisition of our joint venture partner’s 50% interest in Dugan, and a $5.7 million ($0.02 per share) reduction from adjustments related to the repurchase of preferred stock in the open market. Included in the 2009 third quarter FFO loss of $1.02 were non-cash impairment and related charges of $297.1 million ($1.28 per share), and $13.6 million ($0.06 per share) of losses on debt transactions. A reconciliation of FFO as defined by NAREIT to Core FFO is included in the Financial Performance section of this release.

Duke Realty Reports Third Quarter 2010 Results

October 27, 2010

•

Net income per diluted share (EPS) for third quarter 2010 was $0.13, as compared to a loss of $1.44 for the same quarter in 2009. Third quarter 2010 EPS was positively impacted by the $57.5 million gain on the acquisition of our joint venture partner’s 50% interest in Dugan as noted above. The loss in 2009 was primarily attributable to the impairment and other non-cash charges and losses on debt transactions recognized in the third quarter of 2009.

Portfolio Performance

Operational highlights include:

•	Overall portfolio occupancy, including projects under development, was 88.9 percent as of September 30, 2010, compared to 87.9 percent at June 30, 2010.

•	Occupancy in the bulk distribution portfolio surpassed the 90.0 percent threshold, ending at 90.2 percent as of September 30, 2010.

•	Occupancy in the suburban office portfolio was 85.7 percent, an increase of 117 basis points over second quarter 2010.

•	Tenant retention for the quarter was 78.5 percent.

•

Same-property net operating income for the three months ended September 30th increased 1.5 percent, improving over a 1.6 percent decrease in same property net operating income for the three months ended June 30, 2010. For the twelve months ended September 30, 2010, same property net operating income decreased by 1.7 percent, improving from a 3.0 percent decrease for the twelve months ended June 30, 2010.

Real Estate Investment Activity

Acquisitions

After raising over $600 million of capital from multiple sources in the second quarter of 2010, the company utilized a portion of the proceeds to execute the following:

•

On July 1st, the company closed the previously announced acquisition of our joint venture partner’s 50 percent interest in Dugan. The acquired portfolio includes 106 industrial buildings totaling 20.8 million square feet located in Midwest and Southeast markets.

Duke Realty Reports Third Quarter 2010 Results

October 27, 2010

•	In August, the company acquired two suburban office assets in South Florida. The buildings total over 465,000 square feet and were 89 percent leased as of September 30, 2010.

•	In September, the company acquired a joint venture partner’s 50% interest in a 936,000 square foot bulk industrial asset located in Columbus, OH. The asset is 100 percent leased to a single tenant.

Development

Wholly Owned Properties

•

During the quarter, the company executed a build-to-suit lease for a 1.3 million square foot bulk industrial building. The lease is for ten years and the project, which is now under construction, is located in Columbus, Ohio.

•

The company’s wholly owned development pipeline at September 30, 2010 consists of two pre-leased medical office projects totaling over 250,000 square feet and the 100 percent pre-leased build-to-suit industrial project noted above. The total estimated costs of these projects upon stabilization are $109.4 million, with $49.4 million in costs remaining to be funded. The total pipeline is 1.6 million square feet which is 99.0 percent pre-leased in the aggregate.

•	During the third quarter 2010, the company placed into service a 48,000 square foot medical office building that was 90.3 percent leased when placed in-service.

Joint Venture Properties

•	During the quarter, the company executed a lease for and began construction of a 406,000 square foot expansion for a single tenant industrial building in Indianapolis.

•

The company’s joint venture development pipeline at September 30, 2010 consists of two medical office projects which total 522,000 square feet and are 94 percent pre-leased, and a 406,000 square foot expansion noted above. The total estimated costs of these projects upon stabilization are $202.7 million, with $100.1 million in remaining costs to be funded. (All joint venture costs and square footage are reported for 100 percent ownership.)

Duke Realty Reports Third Quarter 2010 Results

October 27, 2010

Dispositions

Proceeds from third quarter building dispositions at a stabilized capitalization rate of 8.4 percent were $42.6 million. Significant dispositions included:

•	A 282,000 square foot industrial building located in Louisville, KY sold to the existing tenant;

•	A 173,000 square foot industrial building located in St. Louis, MO sold to a user; and

•	A 61,000 square foot office building located in Raleigh, NC sold to a third party.

Dividends Declared

The company’s board of directors declared a quarterly cash dividend on the company’s common stock of $0.17 per share, or $0.68 per share on an annualized basis. The third quarter dividend will be payable November 30, 2010, to shareholders of record as of November 16, 2010.

The board also declared the following dividends on the company’s outstanding preferred stock:

Class	NYSE Symbol	Quarterly Amount/Share	Record Date	Payment Date
Series J	DREPRJ	$0.414063	November 16, 2010	November 30, 2010
Series K	DREPRK	$0.406250	November 16, 2010	November 30, 2010
Series L	DREPRL	$0.412500	November 16, 2010	November 30, 2010
Series M	DREPRM	$0.434375	December 17, 2010	December 31, 2010
Series N	DREPRN	$0.453125	December 17, 2010	December 31, 2010
Series O	DREPRO	$0.523438	December 17, 2010	December 31, 2010

2010 Earnings Guidance

The company adjusted its full-year 2010 Core FFO guidance to $1.11 to $1.15 per share from its previous range of $0.95 to $1.15 per share. The updated guidance reflects the effects of the June 2010 common equity offering on the respective periods.

Duke Realty Reports Third Quarter 2010 Results

October 27, 2010

Information Regarding FFO

The company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income (loss) before non-controlling interest and excluding gains (losses) on sales of depreciable property and extraordinary items (computed in accordance with generally accepted accounting principles (“GAAP”); plus real estate related depreciation and amortization, and after similar adjustments for unconsolidated joint ventures. The company believes FFO to be most directly comparable to net income as defined by GAAP. The company believes that FFO should be examined in conjunction with net income (as defined by GAAP) as presented in the financial statements accompanying this release. FFO does not represent a measure of liquidity, nor is it indicative of funds available for the company’s cash needs, including its ability to make cash distributions to shareholders. A reconciliation of net income and net income per share, as defined by GAAP, to FFO and FFO per share, as defined by NAREIT, is included in the financial information accompanying this release.

For information purposes, the company also provides FFO adjusted for certain items that are generally non-cash in nature and that materially distort the comparative measurement of company performance over time. The adjustments include impairment charges, tax expenses or benefits related to either changes in deferred tax asset valuation allowances or changes in tax exposure accruals that were established as the result of the adoption of new accounting principles, gains (losses) on debt transactions, adjustments related to the repurchase of preferred stock and gains on and related costs of acquisitions. Although the calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the company believes it provides a meaningful supplemental measure of its operating performance. A reconciliation of FFO as defined by NAREIT to Core FFO is included in the Financial Performance section of this release.

About Duke Realty

Duke Realty owns and operates more than 135 million rentable square feet of industrial and office, including medical office, space in 18 major U.S. cities. Duke Realty is publicly traded on the NYSE under the symbol DRE and is listed on the S&P MidCap 400 Index. More information about Duke Realty is available at www.dukerealty.com.

Duke Realty Reports Third Quarter 2010 Results

October 27, 2010

Third Quarter Earnings Call and Supplemental Information

Duke Realty is hosting a conference call tomorrow, October 28, 2010, at 3:00 p.m. EDT to discuss its third quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company’s Web site.

A copy of the company’s supplemental information will be available by 6:00 p.m. EDT today through the Investor Relations section of the company’s Web site.

Cautionary Notice Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company’s future financial position, projected financing sources, future transactions with joint venture partners, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions, including the current economic recession; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company’s ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments, (viii) valuation of marketable securities and other investments; (ix) increases in operating costs; (x) changes in the dividend policy for the company’s common stock; (xi) the reduction in the company’s income in the event of multiple lease terminations by tenants; and (xii) impairment charges. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s filings with the Securities and Exchange Commission. The company refers you to the section entitled “Risk Factors” contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2009. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Duke Realty Reports Third Quarter 2010 Results

October 27, 2010

Contact Information:

Media:

Jim Bremner

317.808.6920

jim.bremner@dukerealty.com

Investors:

Randy Henry

317.808.6060

randy.henry@dukerealty.com

Duke Realty Corporation

Statement of Operations

September 30, 2010

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues:
Rental and related revenue	$238,920	$219,082	$674,413	$653,078
General contractor and service fee revenue	132,351	100,880	414,391	335,412

	371,271	319,962	1,088,804	988,490

Expenses:
Rental expenses	50,261	49,030	151,221	150,021
Real estate taxes	34,405	29,202	93,381	86,722
General contractor and service other services expenses	124,653	96,241	392,433	319,352
Depreciation and amortization	97,323	85,880	261,748	248,870

	306,642	260,353	898,783	804,965

Other Operating Activities
Equity in earnings of unconsolidated companies	580	2,364	7,525	7,353
Gain (loss) on sale of properties	(125)	—	6,917	—
Earnings from sales of land	—	—	—	357
Undeveloped land carrying costs	(2,359)	(2,601)	(7,152)	(7,646)
Impairment charges	(1,860)	(274,572)	(9,834)	(291,521)
Other operating expenses	(580)	(323)	(1,002)	(843)
General and administrative expense	(8,476)	(11,233)	(31,171)	(34,713)

	(12,820)	(286,365)	(34,717)	(327,013)

Operating income (loss)	51,809	(226,756)	155,304	(143,488)

Other income (expense)
Interest and other income, net	149	796	504	924
Interest expense	(64,049)	(56,180)	(182,771)	(157,260)
Gain (loss) on debt transactions	(167)	(13,631)	(16,294)	20,880
Gain (loss) on business combinations, net	57,513	—	57,513	(999)

Income (loss) from continuing operations before income taxes	45,255	(295,771)	14,256	(279,943)

Income tax benefit	—	4,326	—	10,220
Other income tax items	1,126	(12,273)	1,126	(12,273)

Income (loss) from continuing operations	46,381	(303,718)	15,382	(281,996)

Discontinued Operations:
Income (loss) before impairment charges and gain on sales	(473)	(160)	(322)	1,211
Impairment charges	—	(10,273)	—	(11,045)
Gain on sale of depreciable properties	11,527	—	24,383	5,168

Income from discontinued operations	11,054	(10,433)	24,061	(4,666)
Net income (loss)	57,435	(314,151)	39,443	(286,662)
Dividends on preferred shares	(16,726)	(18,363)	(53,452)	(55,089)
Adjustments for repurchase of preferred shares	(5,652)	—	(10,144)	—
Net (income) loss attributable to noncontrolling interests	(993)	9,632	562	11,583

Net income (loss) attributable to common shareholders	$34,064	($322,882)	($23,591)	($330,168)

Basic net income (loss) per common share:
Continuing operations attributable to common shareholders	$0.09	($1.40)	($0.21)	($1.69)
Discontinued operations attributable to common shareholders	$0.04	($0.04)	$0.10	($0.02)

Total	$0.13	($1.44)	($0.11)	($1.71)

Diluted net income (loss) per common share:
Continuing operations attributable to common shareholders	$0.09	($1.40)	($0.21)	($1.69)
Discontinued operations attributable to common shareholders	$0.04	($0.04)	$0.10	($0.02)

Total	$0.13	($1.44)	($0.11)	($1.71)

Duke Realty Corporation

Statement of Funds From Operations

September 30, 2010

(In thousands, except per share amounts)

	Three Months Ended September 30, (Unaudited)
	2010			2009
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net Income (Loss) Attributable to Common Shares	$34,064			($322,882)
Less: Dividends on share based awards expected to vest	(694)			(391)

Net Income (Loss) Per Common Share - Basic	33,370	251,866	$0.13	(323,273)	223,952	($1.44)
Add back:
Noncontrolling interest in earnings of unitholders	1,041	5,517		—
Other potentially dilutive securities

Net income (Loss) Per Common Share - Diluted	$34,411	257,383	$0.13	($323,273)	223,952	($1.44)

Reconciliation to Funds From Operations (“FFO”)
Net Income (Loss) Attributable to Common Shares	$34,064	251,866		($322,882)	223,952
Adjustments:
Depreciation and amortization	97,913			87,647
Company share of joint venture depreciation and amortization	7,336			8,543
Earnings from depreciable property sales-wholly owned, discontinued operations	(11,527)			—
Earnings from depreciable property sales-wholly owned, continuing operations	125			—
Earnings from depreciable property sales-JV	—			—
Noncontrolling interest share of adjustments	(2,018)			(2,771)

Funds From Operations - Basic	125,893	251,866	$0.50	(229,463)	223,952	($1.02)
Noncontrolling interest in income ( loss) of unitholders	1,041	5,517		(9,545)	6,646
Noncontrolling interest share of adjustments	2,018			2,771
Other potentially dilutive securities		2,621			1,073

Funds From Operations - Diluted	$128,952	260,004	$0.50	($236,237)	231,671	($1.02)
(Gains) losses on debt transactions	167			13,631
Adjustments for repurchases of preferred shares	5,652			—
Impairment charges	1,860			284,845
Gain on business combinations, net	(57,513)			—
Other income tax items	(1,126)			12,273

Core Funds From Operations - Diluted	$77,992	260,004	$0.30	$74,512	231,671	$0.32

	Nine Months Ended September 30, (Unaudited)
	2010			2009
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net Loss Attributable to Common Shares	($23,591)			($330,168)
Less: Dividends on share based awards expected to vest	(1,699)			(1,366)

Net Loss Per Common Share - Basic	(25,290)	234,468	($0.11)	(331,534)	193,520	($1.71)
Add back:
Noncontrolling interest in earnings of unitholders	—			—
Other potentially dilutive securities

Net Loss Per Common Share - Diluted	($25,290)	234,468	($0.11)	($331,534)	193,520	($1.71)

Reconciliation to Funds From Operations (“FFO”)
Net Loss Attributable to Common Shares	($23,591)	234,468		($330,168)	193,520
Adjustments:
Depreciation and amortization	264,086			254,673
Company share of joint venture depreciation and amortization	27,271			28,013
Earnings from depreciable property sales-wholly owned, discontinued operations	(24,383)			(5,168)
Earnings from depreciable property sales-wholly owned, continuing operations	(6,917)			—
Earnings from depreciable property sales-JV	(2,308)			—
Noncontrolling interest share of adjustments	(6,611)			(9,302)

Funds From Operations - Basic	227,547	234,468	$0.97	(61,952)	193,520	($0.32)
Noncontrolling interest in loss of unitholders	(620)	6,172		(11,410)	6,711
Noncontrolling interest share of adjustments	6,611			9,302
Other potentially dilutive securities		2,652			883

Funds From Operations - Diluted	$233,538	243,292	$0.96	($64,060)	201,114	($0.32)
(Gains) losses on debt transactions	16,294			(20,880)
Adjustments for repurchases of preferred shares	10,144			—
Impairment charges	9,834			302,209
(Gain) loss on business combinations, net	(57,513)			999
Other income tax items	(1,126)			12,273

Core Funds From Operations - Diluted	$211,171	243,292	$0.87	$230,541	201,114	$1.15

Duke Realty Corporation

Balance Sheet

September 30, 2010

(In thousands, except per share amounts)

	September 30, 2010	December 31, 2009
ASSETS:
Rental Property	$6,901,320	$6,390,119
Less: Accumulated Depreciation	(1,394,450)	(1,311,733)
Construction in Progress	86,930	103,298
Land Held for Development	638,962	660,723

Net Real Estate Investments	6,232,762	5,842,407

Cash	20,849	147,322
Accounts Receivable	26,040	20,604
Straight-line Rents Receivable	138,604	131,934
Receivables on Construction Contracts	19,611	18,755
Investments in and Advances to Unconsolidated Companies	357,217	501,121
Deferred Financing Costs, Net	46,452	54,489
Deferred Leasing and Other Costs, Net	500,279	371,286
Escrow Deposits and Other Assets	217,974	216,361

Total Assets	$7,559,788	$7,304,279

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Secured Debt	$1,069,348	$785,797
Unsecured Notes	2,948,271	3,052,465
Unsecured Line of Credit	97,980	15,770
Construction Payables and Amounts due Subcontractors	38,197	43,147
Accrued Real Estate Taxes	126,702	84,347
Accrued Interest	36,067	62,971
Accrued Expenses	47,636	48,758
Other Liabilities	130,509	198,906
Tenant Security Deposits and Prepaid Rents	40,819	44,258

Total Liabilities	4,535,529	4,336,419

Preferred Stock	907,275	1,016,625
Common Stock and Additional Paid-in Capital	3,573,835	3,269,436
Accumulated Other Comprehensive Loss	(2,184)	(5,630)
Distributions in Excess of Net Income	(1,499,605)	(1,355,086)

Total Shareholders’ Equity	2,979,321	2,925,345

Non-controlling Interest	44,938	42,515

Total Liabilities and Equity	$7,559,788	$7,304,279